SCHEDULE 14A
                    Proxy Statement Pursuant to Section 14(a)
            of the Securities Exchange Act of 1934 (Amendment No. __)


Filed by the Registrant                       [ ]

Filed by a Party other than the Registrant    [x]

Check the appropriate box:

[  ] Preliminary Proxy Statement
[  ] Confidential, for Use of the Commission Only (as permitted by Rule
     14a-6(e)(2))
[  ] Definitive Proxy Statement
[  ] Definitive Additional Materials
[X ] Soliciting Material Pursuant to ss. 240.14a-12


                                Time Warner Inc.

                (Name of Registrant as Specified In Its Charter)

                                Icahn Partners LP
                          Icahn Partners Master Fund LP
                       American Real Estate Partners, L.P.
                                  Carl C. Icahn
                          Franklin Mutual Advisers, LLC
                                JANA Partners LLC
                             JANA Master Fund, Ltd.
                          S.A.C. Capital Advisors, LLC
                         S.A.C. Capital Associates, LLC
                              Frank J. Biondi, Jr.

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

     Carl Icahn's letter to the editor of The Wall Street Journal, relating to Time Warner Inc., was published by The Wall Street Journal on January 30, 2006. A copy of the letter to the editor of The Wall Street Journal is filed herewith as Exhibit 2.

     On January 30, 2006, Carl Icahn issued a press release relating to the Icahn Group's retention of Frank J. Biondi, Jr. to provide services to them with respect to a proxy fight to be brought by the Icahn Group in connection with the 2006 annual meeting of stockholders of Time Warner Inc. A copy of the press release is filed herewith as Exhibit 3. In exchange for the services described in the press release, Mr. Biondi will be paid fees by the Icahn Group as follows. If for any reason the Biondi slate is not proposed or if the members of the Biondi slate are not all elected to Time Warner's board, Mr. Biondi will receive an amount equal to the greater of (i) $6 million and (ii) 3 million multiplied by the difference between $18 and the volume weighted average price of Time Warner common stock on the 30th day following the annual meeting (the "Alternative Amount"). If all of the members of the Biondi slate are elected to the board of Time Warner, Mr. Biondi will receive an amount equal to the greater of (i) $10 million and (ii) the Alternative Amount. In addition, the Icahn Group has agreed to indemnify Mr. Biondi for certain costs, expenses, liabilities and losses incurred by Mr. Biondi in connection with the proxy fight and the provision of his services.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY ICAHN PARTNERS LP, ICAHN PARTNERS MASTER FUND LP, AMERICAN REAL ESTATE PARTNERS, L.P., FRANKLIN MUTUAL ADVISERS, LLC, JANA PARTNERS LLC, JANA MASTER FUND, LTD., S.A.C. CAPITAL ADVISORS, LLC, S.A.C. CAPITAL ASSOCIATES, LLC, FRANK J. BIONDI, JR., AND CERTAIN OF THEIR RESPECTIVE AFFILIATES FROM THE STOCKHOLDERS OF TIME WARNER INC. FOR USE AT ITS ANNUAL MEETING WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF TIME WARNER INC. AND WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT
HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN EXHIBIT 1 HERETO.

                                                                       EXHIBIT 1


                                  PARTICIPANTS


     The participants in the solicitation of proxies (the "Participants") include the following: Icahn Partners LP ("Icahn Partners"), Icahn Partners Master Fund LP ("Icahn Master"), American Real Estate Partners, L.P. ("AREP"), Mr. Carl C. Icahn, Mr. Vincent J. Intrieri, Mr. Keith A. Meister, Mr. Nick Graziano, Franklin Mutual Advisers, LLC ("FMA"), Mr. Michael Embler, Ms. Mandana Hormozi, Mr. Peter Langerman, JANA Partners LLC ("JANA Partners"), JANA Master Fund, Ltd. ("JANA Master"), Mr. Barry Rosenstein, S.A.C. Capital Advisors, LLC ("SAC Advisors"), S.A.C. Capital Associates, LLC ("SAC Associates"), Mr. Steven
A. Cohen, Mr. David L. Older,  Mr. Drew E. Gillanders,  and Mr. Frank J. Biondi,
Jr.

     Icahn Partners, Icahn Master and AREP (collectively, the "Icahn Parties") are entities controlled by Carl C. Icahn. Carl C. Icahn is a principal of each of the Icahn Parties. Keith A. Meister, Nick Graziano and Vincent J. Intrieri are employees and/or officers or directors of one or more of the Icahn Parties. Each of Messrs. Icahn, Meister, Graziano and Intrieri may participate in soliciting proxies from Time Warner stockholders. Messrs. Meister, Graziano and Intrieri do not own beneficially any interest in securities of Time Warner, and will not receive any special compensation in connection with such solicitation.

     Franklin Mutual Advisers, LLC ("FMA") is an investment adviser to a number of investment companies which beneficially own common stock of Time Warner. Mr. Embler, Mr. Langerman and Ms. Hormozi are employees and/or officers of FMA who may also participate in soliciting proxies from Time Warner stockholders. Messrs. Embler and Langerman and Ms. Hormozi do not own beneficially any interest in securities of Time Warner, and will not receive any special compensation in connection with such solicitation.

     JANA Partners and JANA Master (collectively, the "JANA Parties") are entities controlled by Mr. Rosenstein and Gary Claar. Mr. Rosenstein may participate in soliciting proxies from Time Warner stockholders.

     SAC Advisors is controlled by Mr. Cohen. Pursuant to an investment agreement, SAC Advisors has investment and voting power with respect to the securities held by SAC Associates (together with SAC Advisors, the "SAC Parties"). Mr. Older is an employee of CR Intrinsic Investors, LLC, an affiliate of SAC Advisors, and Mr. Gillanders is an employee of SAC Advisors. Each of Messrs. Cohen, Older and Gillanders may participate in soliciting proxies from Time Warner stockholders. Messrs. Older and Gillanders do not own beneficially any interest in securities of Time Warner, and will not receive any special compensation in connection with such solicitation.

     Frank J. Biondi, Jr. is a managing director of WaterView Advisors LLC, which serves as the investment manager for WaterView Partners, L.P., a private equity partnership. Mr. Biondi may participate in soliciting proxies from Time Warner stockholders.

     The Icahn Parties
     -----------------

     Icahn Partners is a Delaware limited partnership principally engaged in the business of investing in securities. Icahn Onshore LP ("Icahn Onshore") is a Delaware limited partnership primarily engaged in the business of acting as the general partner of Icahn Partners. CCI Onshore Corp. ("CCI Onshore") is a Delaware corporation primarily engaged in the business of acting as the general partner of Icahn Onshore. CCI Onshore is wholly owned by Mr. Icahn.

     Icahn Master is a Cayman Islands exempted limited partnership principally engaged in the business of investing in securities. Icahn Offshore LP ("Icahn Offshore") is a Delaware limited partnership primarily engaged in the business of acting as the general partner of Icahn Master. CCI Offshore Corp. ("CCI Offshore") is a Delaware corporation primarily engaged in the business of acting as the general partner of Icahn Offshore. CCI Offshore is wholly owned by Mr. Icahn.

     AREP is a publicly-traded Delaware master limited partnership engaged in a variety of businesses, including rental real estate, real estate development, hotel and resort operations, hotel and casino operations, oil and gas exploration and production, home fashions and investments in equity and debt securities. American Property Investors, Inc. ("API") is a Delaware corporation primarily engaged in the business of acting as the general partner of AREP. Beckton Corp. ("Beckton") is a Delaware corporation primarily engaged in the business of holding the stock of API. Beckton is wholly owned by Mr. Icahn.

     Carl C. Icahn is a principal of the Icahn Parties. Through his ownership of CCI Onshore, CCI Offshore and Beckton, Mr. Icahn indirectly controls the Icahn Parties. Vincent J. Intrieri, Nick Graziano and Keith A. Meister are employees and/or officers or directors of one or more of the Icahn Parties and various other entities controlled by Mr. Icahn.

     Mr. Icahn, through his control of the Icahn Parties, is the indirect beneficial owner of 61,938,842 shares (including shares underlying call options) of common stock ("Common Stock") of Time Warner, which represents approximately 1.35% of outstanding shares of Common Stock as of the date hereof. Since the last filing on Schedule 14A, the Icahn Parties have acquired beneficial ownership of 6,513,942 shares of Common Stock.

     Icahn Master is the direct beneficial owner of 28,314,472 shares (including shares underlying call options) of the Common Stock, Icahn Partners is the direct beneficial owner of 21,321,580 shares (including shares underlying call options) of the Common Stock and AREP is the direct beneficial owner of 12,302,790 shares of the Common Stock. Icahn Offshore, as the general partner of Icahn Master, and CCI Offshore, as the general partner of Icahn Offshore, may each be deemed to be the indirect beneficial owner of the shares of Common Stock directly owned by Icahn Master. Icahn Onshore, as the general partner of Icahn Partners, and CCI Onshore, as the general partner of Icahn Onshore, may each be deemed to be the indirect beneficial owner of the shares of Common Stock directly owned by Icahn Partners. API, as the general partner of AREP, and Beckton, as the sole stockholder of API, may each be deemed to be the indirect beneficial owner of the shares of Common Stock directly owned by AREP. Carl C. Icahn, as the sole stockholder of each of CCI Offshore, CCI Onshore and Beckton, may be deemed to be the indirect beneficial owner of the shares of Common Stock directly owned by Icahn Master, Icahn Partners and AREP.

     The Franklin Parties
     --------------------

     FMA is a Delaware limited liability company registered as an investment advisor with the U.S. Securities and Exchange Commission. Pursuant to advisory contracts with each of its investment company clients, FMA has sole investment and voting discretion over the shares of the Common Stock of Time Warner beneficially owned by its advisory funds. FMA is a subsidiary of Franklin Resources, Inc., a publicly-listed global investment organization operating as Franklin Templeton Investments.

     Michael Embler is Chief Investment Officer and Senior Vice President of FMA. Mandana Hormozi is a research analyst for FMA. Peter Langerman is president and CEO of FMA and chairman of Franklin Mutual Series Funds Inc., whose funds comprise the majority of assets managed by FMA.

     FMA, through its control of the shares owned by its advisory funds, may be deemed to be the beneficial owner of 29,098,525 shares (including shares underlying call options) of Time Warner, which represents approximately 0.64% of outstanding shares of Common Stock as of the date hereof.

     The JANA Parties
     ----------------

     JANA Partners is a Delaware limited liability company principally engaged in the business of making investments. JANA Master is a Cayman Islands exempted company principally engaged in the business of making investments. JANA Partners serves as the investment manager to JANA Master and a separate managed account. Barry Rosenstein is the founder and managing partner of JANA Partners.

     JANA Master is the direct beneficial owner of 28,450,012 shares (including shares underlying call options) of Common Stock, which represents approximately 0.62% of outstanding shares of Common Stock as of the date hereof. In addition, a separate account managed by JANA Partners is the direct beneficial owner of 1,553,188 shares (including shares underlying call options) of Common Stock, which represents approximately 0.034% of outstanding shares of Common Stock as of the date hereof. As the investment manager of JANA Master and the managed account, JANA Partners may be deemed to be an indirect beneficial owner of the 30,003,200 shares of Common Stock directly beneficially owned by JANA Master and the managed account. As the managing partner of JANA Partners, Mr. Rosenstein may be deemed to be an indirect beneficial owner of such shares.

     The SAC Parties
     ---------------

     SAC Advisors is a Delaware limited liability company principally engaged in the business of serving as investment manager to private investment funds, including SAC Associates. SAC Associates is a private investment fund that is an Anguillan limited liability company. Steven A. Cohen is a principal of SAC Advisors. David L. Older is an employee of CR Intrinsic Investors, LLC, an affiliate of SAC Advisors, and Drew E. Gillanders is an employee of SAC Advisors.

     SAC Associates is the direct beneficial owner of 29,000,000 shares of Common Stock, which represents approximately 0.63% of outstanding shares of Common Stock as of the date hereof. SAC Advisors, as investment manager to SAC Associates, may be deemed to be the indirect beneficial owner of such shares. Mr. Cohen, through his control of SAC Advisors, may also be deemed to be an indirect beneficial owner of such shares.

     Frank J. Biondi, Jr.
     --------------------

     Frank J. Biondi, Jr. is a managing director of WaterView Advisors LLC, which serves as the investment manager for WaterView Partners, L.P., a private equity partnership. Mr. Biondi is the beneficial owner of 25,200 shares (including shares held in an estate-planning trust) of Common Stock, which represents approximately 0.0006% of outstanding shares of Common Stock as of the date hereof.

     In addition, the Icahn Parties, FMA, the JANA Parties, the SAC Parties, Mr. Biondi and certain of their respective affiliates may each be deemed to be a member of a "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), which group beneficially owns 150,065,767 shares (including shares underlying call options) of Common Stock, representing approximately 3.28% of outstanding shares of Common Stock as of the date hereof. However, neither the fact of this filing nor anything contained herein shall be deemed to be an admission by any of such parties that it is the beneficial owner of any shares of Common Stock beneficially owned by any of the other parties, except as otherwise disclosed herein.

                                                                       EXHIBIT 2


Poor Performance, but No Consequences

To the Editor:

Alan Murray's "Business" column "Icahn Should Admit Defeat on Time Warner" (Jan.
25) is at bottom an argument for expunging the word "accountability" from Corporate America's rule book. "It is time to liberate Dick Parsons," Mr. Murray writes in his twisted defense of the Time Warner chief's four-year record of less than stellar management. Liberate him to do what? During Mr. Parson's regime, he and his team have failed miserably at taking measures to bolster the market price of Time Warner stock which has been on virtual lockdown since 2002.

Here are some facts: Four years ago, America Online was well-positioned to take on Yahoo!, Google and eBay in the rapidly growing on-line world. Since then the share prices of these competitors have soared while AOL's value has dwindled. Opportunity lost. Two years ago, Time Warner sold its music division for a song. Another opportunity lost. Meanwhile, Time Warner has spent hundreds of millions of dollars and a great deal of energy and time building opulent offices at Columbus Circle as well as spending millions of dollars per year on what I believe to be counter productive, unnecessary overhead. And, lest we forget, Mr. Parsons was a key participant six years ago in his company's ruinous merger with AOL. Mr. Parsons obviously did not overlook this fact when he and other directors received releases, as part of the company's recent $3 billion shareholder litigation settlement, all paid for by the company, not the directors. Nor did he neglect his own self-interests when, shortly after the AOL transaction closed, he sold 700,000 shares of Time Warner stock for $50 a share, hardly a morale builder for employees, many of whom have their "nest eggs" tied up in Time Warner stock.

Time  Warner's  board  of  directors  may  think  this  constitutes   acceptable
performance. But ask yourself one question: If this were your own family's business, based on Mr. Parsons's track record, would you renew his contract, or even give him an interview in your search for a new CEO?

Indeed in 2001, in a New Yorker interview, Mr. Parsons stated, ". . . We are a huge global company. Do we know how to manage these things? Time will tell but it is not clear to me that we do." Time has spoken and to us, the answer is clearly "No".

Mr. Murray holds a very different view of management. He believes Mr. Parsons should keep his post because - get this - my recent investment in Time Warner and my calls for breaking up the company haven't resulted in a rush of new investors and a surge in stock price. Need I remind Mr. Murray that since my public involvement with Time Warner, the company has increased its stock buyback program to over $12 billion and has finally begun to address the strategic shortcomings of AOL? While a great deal more needs to be done on these and other fronts, I believe that without my healthy prodding and without the hope that this board will be replaced at the May shareholders meeting, Time Warner's share price would be even lower than it is today.

The  problem  with Time Warner is the problem  with much of  Corporate  America:
There are no consequences for poor performance. While Mr. Murray apparently believes that someone seeking to address this problem, as I am, should give up after six months, I take a longer view.

So, while Mr. Murray tells us that it's "time to liberate Dick Parsons," I have a better thought: It's time to hold Dick Parsons accountable.

Carl Icahn
New York

                                                                       EXHIBIT 3


                              FOR IMMEDIATE RELEASE


                 Frank Biondi Joins Carl Icahn's Investor Group
                       to Lead Proxy Fight for Time Warner

New York, NY, January 30, 2006 - Frank Biondi, former Chairman and CEO of Universal Studios, Inc. and former President and CEO of Viacom, Inc. has joined Carl Icahn and his investor group in their effort to elect directors and implement a turn-around plan for Time Warner.

Mr. Biondi will lead the proxy fight in conjunction with the Icahn Group. Upon the election of the Icahn/Biondi slate of directors, Mr. Biondi has agreed, if appointed by the board, to serve as Chairman and CEO of Time Warner and to oversee the implementation of the Lazard restructuring plan. This will include a separation of Time Warner's component businesses and a large share repurchase program. The restructuring will provide the strategic platform for each business unit to maximize value for shareholders in today's fast-moving media environment.

"Frank brings decades of experience building and running successful media businesses," said Icahn. "He helped make Universal, Viacom and HBO into the successes they are today. We are confident he will do the same for HBO's parent company, Time Warner."

In implementing the Lazard-developed turn-around plan, Mr. Biondi stated he intended to make Time Warner a far more nimble, market-driven organization by reducing its duplicative $500 million-a-year corporate overhead and by freeing the individual companies within Time Warner to successfully pursue their creative and strategic interests.

"In order to achieve its true potential, Time Warner's culture must change to enable each of its separate business units to develop their own strategies and capitalize on their leading roles in the rapidly evolving media sector" said Biondi. "They must not be constrained by a counterproductive bureaucracy at Columbus Circle. Time Warner has the world's leading media assets. However, its share price has failed to reflect the inherent potential of its assets."

Currently Senior Managing Director of WaterView Advisors LLC, Mr. Biondi previously was Chairman and Chief Executive Officer of Universal Studios, Inc. From 1987 to 1996, he served as President and Chief Executive Officer of Viacom, Inc. He now serves as a director of Amgen, Inc., Cablevision Systems Corp., Harrah's Entertainment, Inc., Hasbro, Inc., Seagate Technology, and The Bank of New York Company, Inc.

Prior to joining Viacom, Mr. Biondi was Chairman and CEO of Coca-Cola Television. In addition, he was Executive Vice President of Coca-Cola's then entertainment sector and its predecessor company, Columbia Pictures. Prior to that, he served as CEO of Home Box Office.

On Tuesday, February 7th at 3:30 PM, Mr. Biondi will be joined by Carl Icahn and Bruce Wasserstein, Chairman of Lazard, to present Lazard's Time Warner study. The Lazard study provides a detailed analysis of Time Warner and a blueprint for how Time Warner should be reconfigured to provide for a more successful, entrepreneurial and valuable company. The event will be open to all Time Warner shareholders and to the media. Later this week, we will provide location details and a Web broadcast and dial-in number for the event for those who cannot attend.

For further information, contact Susan Gordon at Icahn (212 702 4309) or Frank Biondi (310 476 9879).


SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY ICAHN PARTNERS LP, ICAHN PARTNERS MASTER FUND LP, AMERICAN REAL ESTATE PARTNERS, L.P., FRANKLIN MUTUAL ADVISERS, LLC, JANA PARTNERS LLC, JANA MASTER FUND, LTD., S.A.C. CAPITAL ADVISORS, LLC, S.A.C. CAPITAL ASSOCIATES, LLC, FRANK J. BIONDI, JR. AND CERTAIN OF THEIR RESPECTIVE AFFILIATES FROM THE STOCKHOLDERS OF TIME WARNER INC. FOR USE AT ITS ANNUAL MEETING WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF TIME WARNER INC. AND WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT
HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN EXHIBIT 1 TO THE SCHEDULE 14A FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY ICAHN PARTNERS LP ON JANUARY 30, 2006.